UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  12/20/2010

MOLINA HEALTHCARE, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-31719

DE	134204626
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

200 Oceangate, Suite 100
Long Beach, CA 90802
(Address of principal executive offices, including zip code)

562 435 3666
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.    Regulation FD Disclosure

The Ohio Department of Jobs and Family Services (ODJFS) has notified the Company's Ohio health plan, Molina Healthcare of Ohio, Inc., that effective as of January 1, 2011, it will raise the rates paid to the health plan for its Covered Families and Children (CFC) members by approximately 4%, and that it will also separately raise the rates paid to the health plan for its Aged, Blind or Disabled (ABD) members by approximately 4%.

Cautionary Statement: This report contains "forward-looking statements" regarding expected rate increases applicable to the Company's Ohio health plan. Such forward-looking statements are based on our current expectations; actual results may differ. Additional information regarding the risk factors that could cause our actual results to differ materially is contained in the Company's reports and filings with the Securities and Exchange Commission and available for viewing on its website at www.sec.gov.

Note: The information in this Form 8-K shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLINA HEALTHCARE, INC.

Date: December 20, 2010	By:	/s/ Jeff D. Barlow
Jeff D. Barlow
Senior Vice President - General Counsel and Secretary